UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 19, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 19, 2006, IA Global Inc. (“IAO” or the “Company”) closed its 36% equity investment in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd and ADJ Services Pty Ltd. (collectively, “ASFL”), Australian companies. The transaction is structured as a share exchange in which the Company issued 4,375 of Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”) that is exchangeable into 43,750,000 shares of its common stock upon certain conditions discussed below in exchange for 36% of ASFL’s outstanding common shares. The parties agreed to value the Company’s common stock at $.16 per share, which was the closing market price on October 2, 2006 and the day before the signing of the initial term sheet on October 3, 2006. In addition, IAO paid $250,000 at closing and agreed to pay $125,000 within ninety days of closing and $125,000 within one hundred and eighty days of closing. The total value of the investment totals $7,500,000. The Company increased its stockholder’s equity by $7,000,000 to above $6,000,000 with the closing of this transaction.

The exchange into the Company’s common stock is subject to the earlier of approval of the stockholders of the Company or de-listing from AMEX. The Company intends to seek shareholder approval as soon as possible.

Australian Secured Investments Ltd raises funds through the issuance of debentures in Australia and provides short term loans for the purpose of business or investment in Australia that are secured by real property. Australian Secured Investments Ltd has an Australian Financial Services License issued by the Australian Securities & Investments Commission.

This transaction expands the Company’s Asia Pacific business beyond Japan and is a new investment approach for the Company. This investment allows the Company to record 36% of their estimated 2007 net income of $1,500,000 to $2,000,000 as miscellaneous income.

This transaction increased the Company’s stockholders equity to above the $6,000,000 required by AMEX. There is no guarantee that the Company will be successful in maintaining its AMEX listing.

The Series A-1 Preferred Stock were issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

A copy of the Share Exchange Agreement for the exchange is filed hereto as Exhibit 10.1 to this report and is incorporated herein by reference. A copy of the Company's October 23, 2006 Press Release announcing the closing is filed hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 3 Securities and Trading Markets

Section 3.02 Unregistered Sales of Equity Securities

The disclosure required to be provided herein is incorporated by reference to Item 1.01 above and Section 5.03 below.

Item 3.03 Material Modifications to Rights of Security Holders

The disclosure required to be provided herein is incorporated by reference to Item 1.01 above and Section 5.03 below.

Section 5 Corporate Governance and Management

Section 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure required to be provided herein is incorporated by reference to Item 1.01 above.

On October 18, 2006, IAO filed a Certificate of Eliminating of Series B Convertible Preferred Stock (the “Certificate of Eliminating”) that cancelled the Series B Convertible Preferred Stock (“Series B Preferred Stock), since there were no Series B Preferred Stock currently outstanding. The Company then filed a Certificate of Designation of Series A-1 Convertible Preferred Stock (the “Certificate of Designation”) creating a new Series A-1 Convertible Preferred Stock. A copy of the Certificate of Eliminating is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference. A copy of the Certificate of Designation is attached as Exhibit 3.2 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None

(b)	Pro Forma financial information –None

(d)	Exhibits –

Exhibit No.	Description
3.1	Certificate Eliminating Reference to a Series B Convertible Preferred Shares of Stock from the Certificate of Incorporation of IA Global, Inc. dated October 18, 2006.
3.2	Certificate of Designations, Rights and Preferences of the Series A-1 Preferred Stock of IA Global, Inc. dated October 18, 2006.
10.1	Share Exchange Agreement dated October 19, 2006 amongst IA Global, Inc., Australian Secured Financial Limited (“ASFL”) and the selling shareholders of ASFL.
99.1	Press Release dated October 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: October 23, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer